UNION BANKSHARES COMPANY
                               66 Main Street
                           Ellsworth, Maine  04605

                                                               March 28, 1997

Dear Stockholder:

The 1997 Annual Meeting of the Stockholders of Union Bankshares Company will be held at 2:00 p.m. on Thursday, April 17, 1997 at the Holiday Inn, High Street, Ellsworth, Maine. The directors and officers join me in inviting you to attend the meeting.

Enclosed are the Clerk's official Notice of Annual Meeting, a proxy statement and a form of proxy. Please sign the proxy and return it in the enclosed self-addressed envelope so that your shares will be voted at the meeting if you are unable to attend.

We look forward to seeing you on April 17.

                                           Very truly yours,


                                           Peter A. Blyberg
                                           President

PAB/cc
Enclosures


         It is important that proxies be returned promptly. Each stockholder is urged to fill in, date and sign the enclosed proxy and mail it in the self-addressed envelope provided. In the event a stockholder decides to attend the meeting, he or she may, if he or she wishes revoke his or her proxy and vote his or her shares in person.




                                      1


                          UNION BANKSHARES COMPANY


                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD APRIL 17, 1997

         Notice is hereby given that the Annual Meeting of the Stockholders of Union Bankshares Company (the "Company") will be held at the Holiday Inn, High Street, Ellsworth, Maine on April 17, 1997 at 2:00 p.m. to consider and act upon the following proposals:

         1.      To set the number of directors at 17.

         2. To elect as directors the nominees listed in the enclosed Proxy Statement.

         3.      To elect Sally J. Hutchins as Clerk of the Company.

         4. To ratify the Board of Directors' selection of Berry, Dunn, McNeil & Parker as independent auditors of the Company for 1997.

         5. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Stockholders of record as of the close of business on February 26, 1997 will be entitled to notice of and to vote at the meeting.

                                  By Order of the Board of Directors
                                  Sally J. Hutchins, Clerk


                                      2


                          UNION BANKSHARES COMPANY
                               66 MAIN STREET
                           ELLSWORTH, MAINE  04605

                               PROXY STATEMENT
                        MAILING DATE:  MARCH 28, 1997

                       ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD THURSDAY, APRIL 17, 1997

         This Proxy Statement is furnished to the Stockholders of Union Bankshares Company (the "Company") in connection with the solicitation of proxies on behalf of the Company for use at the Annual Meeting of Stockholders (the "Meeting") to be held on Thursday, April 17, 1997 at 2:00 p.m. at the Holiday Inn, High Street, Ellsworth, Maine pursuant to the accompanying Notice of Annual Meeting of Stockholders. A form of proxy for use at the Meeting and a return envelope for the proxy are enclosed. The proxy, when properly executed, will be voted on behalf of the stockholder in the manner directed in the form of proxy. A stockholder who executes the proxy may, prior to its use, revoke it by written instrument, by a subsequently executed proxy or, if he or she attends the Meeting, by notifying the Clerk or by giving notice at the Meeting.

         Proxies are being solicited by the Board of Directors of the Company principally through the mail. Proxies may also be solicited personally or by telephone. The entire expense of solicitation, including cost of preparing, assembling and mailing the proxy materials, will be borne by the Company.

               VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         As of February 3, 1997, the Company had outstanding 201,903 shares of its common stock (the "Common Stock"), par value $25 per share, each share of which is entitled to one vote upon each of the matters presented at the Meeting. Only stockholders of record at the close of business on February 26, 1997 are entitled to vote at the Meeting. The presence at the Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote will constitute a quorum. Assuming a quorum is present, action may be taken by the holders of a majority of the shares present and voting on any matter brought before the Meeting. Under applicable Maine law, abstentions and shares otherwise not voting will not be deemed present and voting for this purpose. Voters recorded by proxy will be counted immediately prior to the Meeting and the results will be announced at the Meeting. Stockholders who are present will have an opportunity to vote on each matter brought before the meeting.

         The following table lists, as of February 3, 1997, the number of shares of Common Stock and the corresponding percentage of total Common Stock beneficially owned by the only stockholder who is the beneficial owner of more than five percent of the Common Stock of the Company.

Name and Address of               Common Stock              Percent
  Beneficial Owner              Beneficially Owned          of Class

Alfred S. Martin
Suite 110, Huntingdon Plaza
399D Huntingdon Pike
Huntingdon, PA  19006               14,402                    7.13

                                      3



         The following table lists, as of February 3, 1997, the number of shares of Common Stock, including directors' qualifying shares, and the corresponding percentage of total Common Stock beneficially owned by each director and nominee for director, including the chief executive officer of the Company, and by all executive officers and directors as a group. The information set forth below is based upon director questionnaires distributed and completed by each director and nominee, and upon stock records maintained by the Company.

         Name           Common Stock               Percent
                     Beneficially Owned            of Class

Arthur J. Billings            70                      *
Peter A. Blyberg             104                      *
Robert S. Boit             8,888                     4.40
Richard C. Carver            626                      *
Peter A. Clapp                34                      *
Sandra H. Collier             70                      *
Robert B. Fernald            184                      *
Douglas A. Gott              270                      *
David E. Honey               232                      *
Delmont N. Merrill           120                      *
Thomas R. Perkins          1,069                      *
Casper G. Sargent, Jr.     1,560                      *
John V. Sawyer, II         1,075                      *
Stephen C. Shea              658                      *
Richard W. Teele             185                      *
Paul L. Tracy                154                      *
Richard W. Whitney            62                      *
Total Ownership of all
 listed directors and
 other officers           15,870                      *


*Represents ownership of less than 1%.

         For purposes of the above table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or to direct the voting of the security or has the power to dispose of, or to direct the disposition of, the security, or if he or she has the right to acquire beneficial ownership of the security within 60 days.

         Based upon copies of Forms 3, 4 and 5 submitted to and retained by the Company, the Company knows of no director, officer or beneficial owner of more than ten percent (10%) of the total outstanding shares of Common Stock who either failed to file an appropriate ownership report with the Securities and Exchange Commission, or who filed such report other than on a timely basis.




                                      5


                            ELECTION OF DIRECTORS

         Management recommends that the number of directors for the coming year be set at 17. The Bylaws of the Company provide for not fewer than 10 nor more than 25 directors, with the directors serving "staggered terms" of three years. The Board of Directors has nominated for re-election to three year terms at the 1997 Annual Meeting Messrs. Billings, Carver, Fernald, Perkins and Shea. Each of the nominees has consented to be named as a nominee and to serve if elected. In the event any nominee shall be unable to serve, discretionary authority is reserved by management to vote for a substitute to be nominated by the Board.

         There are no arrangements or understandings between any nominee, director, executive officer or associate of any of the foregoing and any other person pursuant to which the nominee was or is to be elected as a director or an executive officer. There is no family relationship among any director, officer or person nominated to become a director or executive officer.

         The following table sets forth the names, occupations, ages and terms of service of all directors and nominees. Each director is also presently a director of the Company's banking subsidiary, Union Trust Company (the "Bank").

                                      6

                                                               Year First
                                                               Elected as
                          Principle Occupation   Age as of     Director of
                      Now and for Past 5 Years   4/18/97       the Company

Term expires in 1997:

Arthur J. Billings        President, Barter
                          Lumber Company           41               1990

Richard C. Carver         Owner and Manager,
                          Carver Oil Co.            64               1984
                          and Carver Shellfish, Inc.

Robert B. Fernald         Treasurer, A.C. Fernald Sons,
                          Inc. and Jordan-Fernald   63               1986

Thomas R. Perkins         Retired Pharmacist        66               1984
                          Retired Legislative Liason MSHA

Stephen C. Shea           Secretary, E.L. Shea, Inc.;
                          President Shea Leasing     50              1988

Term expires in 1998:

Douglas A. Gott           Owner, Douglas A. Gott
                          & Sons, General
                          Contractors                63               1986

David E. Honey            Retired; former Manager,
                          Swans Island               68               1984
                          Electric Cooperative

Casper G. Sargent, Jr.    Owner, Sargent's Real
                          Estate Corporation         67               1984

John V. Sawyer, II        President, Worcester-Sawyer
                          Agency; Chairman of the Board of
                          the Company and the Bank   63                1984

Paul L. Tracy             President and owner of
                          Winter Harbor Agency;      35                1995
                          Vice President and co-owner
                          of Schoodic Insurance
                          Services

Richard W. Whitney        Dentist                    68                1984

Term expires in 1999:

Peter A. Blyberg          President and CEO of the
                          Company and the Bank
                          since April 1, 1996;       53                1993
                          former Executive Vice
                          President of the Company
                          and the Bank; former Vice
                          President for Commercial
                          Banking at Chemical Bank


                                      7



Robert S. Boit            Retired President and
                          CEO of the Company       66         1984
                          and the Bank

Peter A. Clapp            President, Blue Hill
                          Garage                   52         1995

Sandra H. Collier         Attorney, Ferm,
                          Collier & Larson         45         1992

Delmont N. Merrill        President, Merrill
                          Blueberry Farms          71         1992
                          President, Husson College

Richard W. Teele          Retired; Secretary and
                          former Executive Vice
                          President and Treasurer
                          of the Company           65         1984
                          and the Bank

                                      8



                                 COMMITTEES

         The Bylaws of the Company provide that, at the annual meeting of the Directors, the Board shall designate from among its members an Executive Committee. The Executive Committee shall have all of the powers of the Board of Directors with regard to ordinary operations of the business of the Company when the Board is not in session, subject to any specific vote of the Board. The Executive Committee currently is comprised of Messrs. Blyberg, Boit, Fernald, Merrill, Perkins, Sargent, Sawyer, and Shea.

         The Bylaws of the Company provide that the Board of Directors may elect or appoint such other committees as it may deem necessary or convenient to the operations of the Company. The Company does not have a standing audit, nominating or compensation committee. No other committees have been appointed.

         Nominees for election to the Board of Directors are selected by the full Board. The Board of Directors will consider nominees recommended by stockholders if submitted in writing to Sally J. Hutchins, Clerk, Union Bankshares Company, 66 Main Street, Ellsworth, Maine 04605 not less than three months in advance of the date of the annual meeting.

         The Board of Directors of the Company met twelve times in 1996. Each director attended at least seventy-five percent of the total number of meetings of the Board of Directors and of committees, of which he or she was a member, held during that year.

                             EXECUTIVE OFFICERS

         Each executive officer of the Company is identified in the following table which also sets forth the respective office, age and period served in that office of each person listed. Executive officers are elected annually by the Board of Directors.


                                                                Year First
                                                                Elected to
Name                      Principal Occupation     Age            Office

Peter A. Blyberg          President and CEO        53               1993
                          of the Company



              COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth all annual compensation received during each of the Company's last three fiscal years by each executive officer for whom such compensation exceeded $100,000 in any reported year. Each executive officer serves in comparable positions with both the Bank and the Company. Executive compensation is paid by the Bank.





                                      9




                         SUMMARY COMPENSATION TABLE

                                             Long Term Compensation
                  Annual Compensation       Awards         Payouts
(a)              (b)     (c)      (d)    (e)   (f)  (g)      (h)       (i)
                                       Other
Name                                   Annual Restricted             All Other
and                                    Compen-   Stock       LTIP      Compen-
Principal              Salary    Bonus  sation Award(s)OptionsPayouts  sation
Position        Year     ($)      (4)    ($)      (s)   SARs# ($)        ($)

Peter A. Blyberg 1994  $117,000  $2,311   $0   $0    0        $0      $ 3,380
President and    1995  $125,000  $5,265   $0   $0    0        $0      $ 6,543
Chief Executive  1996  $133,335  $5,000   $0   $0    0        $0      $10,382
Officer

         Each director of the Bank who is not also an officer is paid a director's fee in the amount of $200 for each meeting attended, including meetings of the Board committees of which the director is a member. Director's fees are paid by the Bank and are not separately paid for attendance at meetings of the Board of Directors of the Company. John V. Sawyer, II, who serves as Chairman of the Board receives a salary of $26,000 per annum from the Bank but does not receive director's fees for attendance at Board and Committee meetings. No director has received any other compensation for Board or committee participation or other special assignments.

         The Bank maintains a non-contributory defined benefit pension plan funded by a trust (the "Plan"). All full time employees who are at least 21 years of age and have completed one year of service participate in the Plan. Compensation attributable to the Plan has not been included in the Summary Compensation Table set forth above. Annual contributions to the Plan are computed on an actuarial basis to provide a normal retirement benefit of 60% of average annual salary minus 50% of the participant's social security benefit, with a downward adjustment if the participant, at the time of retirement, has completed less than 25 years of service. "Average Annual Salary" is determined by calculating the average basic compensation of the participant exclusive of bonuses for the three highest consecutive years prior to attaining the age of 65; provided, however, that for the purpose of such calculation base compensation in any year may not exceed $150,000. The Plan provides "Normal Retirement Benefits" to participants who terminate their employment after attaining the age of 65 or after completing five years of accredited service with the Bank. The accrued benefit of a

                                     10



participant who retires prior to age 65 is his or her normal benefit adjusted by a fraction which represents his or her Bank employment time divided by the Bank employment time he or she would have had by age 65. Payment options include single life annuities and joint annuities. The Plan does not provide a disability or a death benefit except a spousal benefit if the employee was at least 55 years of age, had 10 years of service and had agreed to accept a reduced pension. Mr. Blyberg is a participant in the Plan. For purposes of the Plan, Mr. Blyberg has three credited years of service.

                                    11



         The table below illustrates retirement compensation for representative salary brackets and years of service with the Bank.

                             PENSION PLAN TABLE

Reenumeration                 Years of Service
                    15       20      25       30       35
$120,000         $38,707  $51,610  $64,512  $64,512  $64,512
$130,000         $42,307  $56,410  $70,512  $70,512  $70,512
$140,000         $45,907  $61,210  $76,512  $76,512  $76,512
$150,000         $49,507  $66,010  $82,512  $82,512  $82,512

         The foregoing table illustrates the value of retirement benefits at the compensation levels indicated. Benefits are expressed in today's dollars.

         In addition to the foregoing defined benefit pension plan, the Bank has entered into deferred compensation agreements with certain of its executive employees, including Mr. Blyberg, pursuant to which, subject to continued employment with the Bank and certain other conditions, such executive employees are entitled to receive certain retirement and disability benefits. Pursuant to his agreement with the Bank, Mr. Blyberg is entitled to receive monthly payments in the amount $4,152.17, for a period of ten years following the first to occur of death or retirement after reaching the age of 65 years. Under the terms of the agreement, Mr. Blyberg may elect to retire early after reaching the age of 60 years, in which event he would be entitled to receive a proportionately reduced monthly benefit. In addition to the foregoing benefits, under the terms of the agreement, in the event that Mr. Blyberg is permanently disabled prior to attaining the age of 65 years, he would be entitled to receive a disability benefit in the amount of $2,000 per month from the date of his disability until he reached the age of 65. Upon reaching age 65, he would be entitled to receive the deferred compensation benefit described above. The obligations of the Bank under these deferred compensation agreements is unfunded, but the Bank has purchased insurance contracts on the lives of all covered employees, including Mr. Blyberg, in amounts which are estimated to be sufficient to fund all amounts payable under the agreements.

         The Bank also has entered into salary continuation agreements with certain of its executive officers, including Mr. Blyberg, pursuant to which, should he terminate his employment, either voluntarily or involuntarily, within three years of a change of control or other "business combination" as defined in the Company's bylaws, he would be entitled to receive an amount equal to the lesser of (i) three times the total compensation paid to him in the last full fiscal year prior to termination of his employment, less one dollar, or (ii) the maximum amount permitted without such payment being deemed an "excessive parachute payment" within the meaning of Section 208-g of the Internal Revenue Code.

         Neither the Bank nor the Company has a formal compensation committee. Mr. Blyberg, in his capacity as President and Chief Executive Officer, has made compensation recommendations to the Executive Committee of the Board of Directors with respect to all employees, other than himself. The recommendations were then considered by the Board of Directors which also formulated a compensation recommendation with respect to Messr.

                                     12



Blyberg. All compensation recommendations were then considered and voted upon by the full Board of Directors. Mr. Blyberg is a member of the Board of Directors and a member of the Executive Committee. He has abstained from participating in discussions or recommendations regarding his own compensation.

                                     13



         REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

         The Board of Directors of the Bank has no formal compensation policy applicable to compensation decisions with respect to its executive officers. While there are no objective criteria which specifically relate corporate performance to compensation determinations, in formulating its recommendation with respect to compensation of Mr. Blyberg during the last fiscal year, the Board of Directors considered, among other factors, the seniority and experience of Mr. Blyberg and the relationship of his compensation to that of other executive officers employed by the Bank and to persons holding comparable positions at other similarly situated banks in Maine. In reaching its determination as to the compensation of Mr. Blyberg, the Board of Directors did not use any objective measure of the Bank's performance but considered, in general, the performance of the Bank in relationship to that of other similarly situated banks in Maine.

         The forgoing report regarding compensation has been submitted by the Board of Directors, including Douglas A. Gott, David E. Honey, Casper G. Sargent, Jr., John V. Sawyer, II, Richard W. Whitney, Peter A. Blyberg, Robert S. Boit, Peter A. Clapp, Sandra H. Collier, Delmont N. Merrill, Richard W. Teele, Arthur J. Billings, Richard C. Carver, Robert B. Fernald, Thomas R. Perkins, Stephen C. Shea and Paul L. Tracy.

                              PERFORMANCE GRAPH

         Federal regulations require that a graph be included in this proxy statement providing a comparison of total shareholder return on the Common Stock of the Company with that of other comparable issuers. The following graph illustrates the estimated yearly percentage change in the Company's cumulative total shareholder return on its Common Stock for each of the last five years. For purposes of comparison, the graph also illustrates comparable shareholder return of NASDAQ banks as a group as measured by the NASDAQ Banks Stock Index and of Bar Harbor Bankshares, which is, in the opinion of management, the only other bank holding company with respect to which a meaningful comparison of total shareholder return can be made. The graph assumes a $100 investment on December 31, 1991 in the common stock of each of the Company, Bar Harbor Bankshares and the NASDAQ banks as a group and measures the amount by which the market value of each, assuming reinvestment of dividends, has increased as of December 31 of each calendar year since the base measurement point of December 31, 1991.



                 Insert 5 Year Line Chart












                                     14



         Neither the common stock of the Company nor that of Bar Harbor Bankshares is actively traded on any market and therefore, no market index is available for the purpose of determining the market price of such common stock as of any particular date. The foregoing graph is based upon a good faith determination of approximate market value for each year indicated based on information obtained from Bar Harbor Bankshares, in the case of its common stock, and from anecdotal information available to the Company as to the value at which its common stock has traded in isolated transactions from time to time. Therefore, although the graph represents a good faith estimate of shareholder return as reflected by market value, the valuations utilized are, of necessity, estimates and may not accurately reflect the actual value at which common stock has traded in particular transactions as of any of the dates indicated.

                            SELECTION OF AUDITORS

         The Board recommends that the stockholders ratify its selection of Berry, Dunn, McNeil & Parker as independent auditors of the Company for 1997.

         Berry, Dunn, McNeil & Parker has assisted the Company with preparation of periodic filings with the Securities and Exchange Commission and has also assisted the Bank with preparation of filings with the Federal Reserve Board. In addition, Berry, Dunn, McNeil & Parker performed services for the Bank in connection with the preparation of income tax filings. All services rendered by Berry, Dunn, McNeil & Parker were approved by the Board of Directors, which considered the possible effect of such services on the independence of Berry, Dunn, McNeil & Parker. Management anticipates that Berry, Dunn, McNeil & Parker will render comparable services to the Bank and the Company in 1997.

         Stockholder approval of the selection of auditors is not required, but the Board is of the view that an expression of opinion by the stockholders as to the appropriateness of this selection is desirable. The Board recommends that its selection of Berry, Dunn, McNeil & Parker be ratified. If its selection is not ratified, the Board will take action to appoint a different auditor. It is expected that a representative of Berry, Dunn, McNeil & Parker will be present at the Meeting, will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

                                OTHER MATTERS

         Management knows of no other matters to be presented for action at the Meeting. If any of the nominees for the office of Director become unavailable for election or if any other matters properly come before the Meeting, the shares represented by proxies will be voted with respect thereto in accordance with the judgement of the person voting the proxies.

               STOCKHOLDERS PROPOSALS FOR NEXT ANNUAL MEETING

         Stockholders may submit proposals for consideration at the 1998 annual meeting, which is presently scheduled for April 16, 1998. In order to be included in the Company's proxy statement and form of proxy relating to that meeting, such proposals must be received by the Company no later

                                     15



than December 17, 1997. Proposals should be addressed to Peter A. Blyberg, President, Union Bankshares Company, 66 Main Street, Ellsworth, Maine 04605.

Ellsworth, Maine                  By Order of the Board of Directors
March 28, 1997                    Sally J. Hutchins, Clerk


UNION BANKSHARES COMPANY    P   The undersigned hereby appoints Sally J.
    66 Main Street          R   Hutchins and Peter A. Blyberg as Proxies,
Ellsworth, Maine  04605     O   each with power to appoint a substitute and
This proxy is solicited     X   hereby authorizes them to represent and vote
on behalf of the Board      Y   as designated below, all the shares of of
Directors.                      commom stock of the Company held of record by
                                the undersigned as of the close of business on February 26, 1997, at the annual meeting of stockholders to be held on April 17, 1997, or at any adjournment thereof.

1.  To set the number of Directors at 17:

         For                      Against                   Abstain

2.  To elect as Directors of the Company:
     Arthur J. Billings, Richard C. Carver, Robert B. Fernald, Thomas R.
         Perkins and Stephen C. Shea

VOTE FOR ALL LISTED NOMINEES      AUTHORITY TO VOTE FOR DIRECTORS IS
                                           WITHHELD

VOTE FOR LISTED NOMINEES EXCEPT THE FOLLOWING: (Instruction: To withhold authority to vote for any individual nominee, write the name of the nominee(s) in the space provided below.)


3.  To elect Sally J. Hutchins as Clerk of the Company

         For                      Against                   Abstain

4. To ratify the Board of Directors' selection of Berry, Dunn, McNeil & Parker as independent auditors of the Company for 1997.

         For                      Against                   Abstain

5. To transact such other business as may properly come before the meeting or any adjournment thereof.



                                   16



THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED ON BEHALF OF THE UNDERSIGNED STOCKHOLDER IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE NOMINEES LISTED IN PROPOSALS 2 AND 3, AND IN FAVOR OF PROPOSALS 1 AND 4, AND IN THE DISCRETION OF MANAGEMENT WITH RESPECT TO ANY OTHER MATTERS WHICH MAY COME BEFORE THE MEETING.

Please sign exactly as name appears below. Only one joint tenant need sign. When signing as attorney, executor, administrator, trustee or guardian, or in any representative capacity, please give full title.

                 Dated

                 Signature

                 Signature









































                                     17